Kingsway Announces Terms of Proposed Rights Offering
Toronto, Ontario (May 30, 2013) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced that it has filed a registration statement for a proposed rights offering relating to transferable subscription rights to purchase up to approximately $13.1 million of its shares of common stock (the “Common Shares”) and warrants to purchase Common Shares.
Under the proposed rights offering, each shareholder of record as of the record date will receive, at no charge, one subscription right for each Common Share owned on the record date (the “Subscription Right”). Four Subscription Rights will entitle the holder to purchase one unit consisting of one Common Share, one Series A Warrant and one Series B Warrant (a “Unit”). Each warrant entitles the holder to purchase one Common Share. The subscription price is $4.00 per Unit. Holders who fully exercise their Subscription Rights will be entitled to subscribe for an additional amount of Units, if any, that are not purchased by other shareholders or their transferees through the exercise of their basic subscription privileges, in an amount equal to up to five Units for each Unit for which such holder was otherwise entitled to subscribe. Kingsway reserves the right to cancel or terminate the proposed rights offering at any time prior to the expiration date and for any reason.
If all of the Subscription Rights are exercised, Kingsway expects to receive net proceeds, after fees and expenses, of approximately $12.5 million in the aggregate. The Company intends to use the proceeds to repay a portion of its $26.4 million principal amount of 7.5% senior notes maturing February 1, 2014.
The proposed rights offering will be made only by means of a prospectus in the U.S. and a proposed rights offering circular in Canada. The record, commencement and expiration dates for the proposed rights offering will be determined at the time that the applicable offering documents receive required regulatory and stock exchange approvals become effective and are publicly announced. A copy of the applicable offering document will be mailed to each shareholder as of the record date. The offering documents will contain important information about the proposed rights offering, and each shareholder is urged to read the applicable offering document carefully when available and prior to making a decision to invest in the proposed rights offering. Prior to the record date for the proposed rights offering, any questions about the proposed rights offering may be directed to Kingsway by emailing ir@kingsway-financial.com or by calling 1-416-848-1171.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including, without limitation, our potential inability to complete the proposed rights offering. For more information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the applicable offering document related to the proposed rights offering filed by the Company and, in the case of the registration statement, the documents incorporated by reference therein. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.